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                       HOSPITALITY MARKETING CONSULTANTS, LLC
                        15751 ROCKFIELD BOULEVARD, SUITE 200
                             IRVINE, CALIFORNIA  92718

                            Dated as of November 7, 1997


Ms. Sandra Case
51 Merchant Road
03-09 Merchant Square
Singapore 058283

     Re:  OWNERSHIP OF BORROWER AND GROUP

Dear Sandra:

     This letter summarizes the agreement among all of the Members of Hospitality Marketing Consultants, LLC, a California limited liability company ("Borrower"), Borrower and Hospitality Partners, LLC, a Delaware limited liability company ("Lender") with respect to the Loan and Investment Agreement dated as of the date hereof among Lender, and the Members (the "Loan Agreement"). Capitalized terms used herein without definition have the meanings assigned to them in the Loan Agreement.


     Pursuant to the Loan Agreement, Lender will make a $3,000,000 loan to Borrower to be evidenced by the Note provided for therein. The Note is convertible into membership interests in Borrower on the terms and conditions set forth in Section 2.3.(b) of the Loan Agreement.


     You presently have a 5% Percentage Interest (as that term is defined in the Operating Agreement of Borrower) in Borrower. All of the Members and Lender have agreed that you shall have the right, at your option, to purchase additional membership interests so that you will not be diluted by the conversion of the Note and will retain approximately the same Percentage Interest after the conversion of the Note.


     Accordingly, Borrower hereby grants to you an option, exercisable immediately, for the purchase price of $180,000 and otherwise on the same terms and conditions that

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the Note is convertible pursuant to Section 2.3.(b) of the Loan Agreement, to purchase Membership Interests, equal to 5% of the maximum number of Membership Interests into which the Note is convertible.

     As you know, we conduct business through a number of entities including Borrower, which are not entirely owned directly, or indirectly, by Borrower, which entities along with Borrower are referred to in the Loan Agreement as the "Group." The Loan Agreement requires that a reorganization be effected in which a Reorganized Borrower succeeds to the ownership of the Group. This letter will confirm that if and to the extent that any member of the Group is not, directly or indirectly, wholly owned by Borrower or Reorganized Borrower at the time that you exercise your option, you shall automatically, and without further action on your part, acquire a like interest in such member of the Group.

     The option granted hereby shall terminate on December 31, 1999.


                                   Very truly yours,

                                   HOSPITALITY MARKETING CONSULTANTS, LLC



                                   By: Mokhtar Ramadan, President


     By their execution hereof, all of the Members of Hospitality Marketing Consultants, LLC and Hospitality Partners, LLC, as Lender, hereby consent to the foregoing action and the option granted thereby.

                                   ________________________________________
                                   Mokhtar Ramadan, Member


                                   [Signatures continued on the following page]


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                                   ________________________________________
                                   Fadi Ramadan, Member


                                   ________________________________________
                                   Marwan Ramadan, Member



                                   ________________________________________
                                   Sandra Case, Member


                                   Hospitality Partners, LLC


                                   By:  ___________________________________
                                        Amre Youness, Manager